EXHIBIT 99.10


                         INDEPENDENT AUDITORS' CONSENT

Board of Directors
ReliaStar Select Variable Account

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-30614 on Form N-4 of the ReliaStar Select Variable Account under the Securities Act of 1933, and Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940, respectively, of our report dated February 18, 2000 related to the financial statements of ReliaStar Select Variable Account as of December 31, 1999 and for each of the two years in the period then ended, and our report dated February 1, 2000 related to the consolidated financial statements of ReliaStar Life Insurance Company for the years ended December 31, 1999 and 1998 incorporated by reference in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Experts" appearing in the Prospectus and under the heading "Experts" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.


/s/ Deloitee & Touche, LLP

Minneapolis, Minnesota
May 18, 2000